Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Ron Soulema, Adv.& Notary

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Igal Rosenberg, Adv.

Sagiv Bar Shalom, Adv.

Avi Omrad, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Jonathan Friedland, Adv. ***

Tali Pery, Adv.

Tsvia shiff, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary****

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Ehud Kremer. Adv.

liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Rivka Mangoni, Adv.

Israel Asraf, Adv. & Notary

Shay Almakies, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Nidal Siaga, Adv.

Amit Moshe Cohen, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Liron Tery, Adv.

Idan Halili, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Ronit Rabinovich, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Or Nass, Adv.

Omer Katzir, Adv. & economist

Adi Barnes, Adv.

Noy Keren, Adv.

Doron Pesso, Adv.

Ronit Israeli, Adv.

Felix Naftaliev, Adv.

Lipaz Karni, Adv.

Dov Alter, Adv.

Itay Bendet, Adv.

Monica kevorkian karawani, Adv.

Eli Kulas. Adv. Notary & Mediator – Counselor

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Counselor

Jan Robinsohn, M.Jur. Adv. & Notary - Counselor*****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

***Member of the Bar, Israel and New York; Consular Agent and Honorary Consul of the United States of America (Ret.)
**** Accredited by the consulate of France

***** Honorary Consul Of The Republic Of Poland (ret.)

August 24, 2020

PainReform Ltd.

60C Medinat Hayehudim

Herzliya, 4676670

Israel

Re: PainReform Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for PainReform Ltd., a company organized under the laws of the State of Israel (the “Company), in connection with the public offering by the Company of a proposed maximum aggregate offering price of $57,198,125 of (i) units (the “Units”), with each Unit consisting of one Ordinary share of the Company, NIS 0.03 par value per share (the “Ordinary Shares”) and one warrant to purchase one Ordinary share (the “Warrants”); (ii) warrants to be issued to the representatives of the underwriters ( the “Representatives’ Warrants”); and (iii) such number of Ordinary shares issuable upon exercise of the Warrants and Representatives’ Warrants (the “Warrant Shares”), pursuant to the Company’s registration statement on Form F-1 (Registration Statement No. 333-239576), as amended (the “Registration Statement”). The Ordinary shares, Warrants, Representatives’ Warrants and the Warrant Shares are sometimes collectively referred to as the “Securities.” This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-239576) filed by the Company with the SEC under the Securities Act (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) a draft of the amended articles of association of the Company, to be in effect immediately prior to the closing of the Offering (the “Amended Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company and its shareholders which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

mail@dtkgg.com www.dtkgg.com

Haifa & Northern: 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

Romania: 7 Franklin, 1st District, Bucharest

Cyprus: 9 Zenonos Kitieos St., 2406
Engomi, Nicosia

Central: B.S.R. Tower 4, 33th Floor,

7 metsada St. Bnei Brak, 5126112

Tel. 972-3-6109100 | Fax +972-3-6127449

Tel. 972-3-6133371 | Fax +972-3-6133372

Tel. 972-3-7940700 | Fax +972-3-7467470

Tel. 972-3-6114455 | Fax +972-3-6131170

SRF New York: 1185 Avenue of the
Americas, 37th Floor | New York,
NY 10036

Based upon and subject to the foregoing, we are of the opinion that following effectiveness of the Amended Articles and upon payment to the Company for the Units of the consideration per Unit in such amount and form as shall be determined by the Board, and subject to the approval of the Board or an authorized committee thereof, (i) the Units, the Ordinary Shares and the Warrants included therein, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Warrant Shares underlying the Warrants and the Representatives’ Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and pursuant to the terms of such warrants will be duly authorized and validly issued, fully paid and non-assessable, and (iii) the Representatives’ Warrants will be duly authorized and validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co Advocates & Notaries
Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co
Advocates & Notaries